AppFolio, Inc. Announces Third Quarter Financial Results
Revenue grows 32%; profitability expands

SANTA BARBARA, Calif., October 26, 2023 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a cloud-based technology platform built for the real estate industry, today announced its financial results for the third quarter ended September 30, 2023.

"AppFolio's third quarter profitable revenue growth reflects our commitment to delivering industry leading innovation, while being disciplined in our execution," said Shane Trigg, President and CEO, AppFolio. "We continue to be focused on creating exceptional value that powers the future of the real estate industry and sets our customers apart from the rest."

Financial Highlights
•Revenue: Total revenue was $165.4 million in Q3 2023, a 32% increase from $125.1 million in the Q3 2022.
•Units Served: Total units on the AppFolio Property Manager platform increased to approximately 7.8 million in Q3 2023 from approximately 7.1 million at the end of Q3 2022.
•Income (Loss) from Operations: GAAP loss from operations in Q3 2023 was ($0.1 million), or (0%) of revenue, compared to a loss from operations of ($7.8 million), or (6.3%) of revenue, in the same quarter of 2022. Non-GAAP income from operations in Q3 2023 was $26.7 million, or 16.1% of revenue, compared to $4.7 million, or 3.7% of revenue, in Q3 2022.
•Cash Flow: Non-GAAP free cash flow was $33.6 million, or 20.3% of revenue, in Q3 2023, compared to $11.9 million, or 9.5% of revenue, in the same quarter of 2022.

Financial Outlook
Based on information available as of October 26, 2023, AppFolio's outlook for fiscal year 2023 follows:
•Full year revenue is expected to be in the range of $608 million to $612 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be in the range of 10.5% to 11.0%.
•Full year non-GAAP free cash flow margin as a percentage of revenue is expected to be in the range of 10.5% to 11.5%.
•Weighted average shares outstanding are expected to be approximately 36 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, October 26, 2023, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the company’s third quarter 2023 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/y8bj2sxd. To access the call by phone, please go to the following link: https://register.vevent.com/register/BIf07eb38911d14309a2004ff019fac57f, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio, Inc.
AppFolio is a cloud-based technology platform built for the real estate industry. Our solutions enable our customers to digitally transform their businesses, address critical business operations and deliver a better customer experience. For more information about AppFolio, visit ir.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Statement Regarding the Use of Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2023 financial outlook, anticipated future expenses and investments, the Company's business opportunities, and the impact of the Company's strategic actions and initiatives.

Forward-looking statements represent AppFolio's current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company's actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 9, 2023, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$59,937	$70,769
Investment securities—current	131,589	89,297
Accounts receivable, net	20,359	16,503
Prepaid expenses and other current assets	27,992	24,899
Total current assets	239,877	201,468
Investment securities—noncurrent	—	25,161
Property and equipment, net	27,132	26,110
Operating lease right-of-use assets	19,799	23,485
Capitalized software development costs, net	24,021	35,315
Goodwill	56,060	56,060
Intangible assets, net	2,976	4,833
Other long-term assets	8,735	8,785
Total assets	$378,600	$381,217
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,350	$2,473
Accrued employee expenses	42,093	34,376
Accrued expenses	19,979	15,601
Other current liabilities	10,725	8,893
Total current liabilities	74,147	61,343
Operating lease liabilities	41,108	50,237
Other liabilities	689	4,091
Stockholders’ equity	262,656	265,546
Total liabilities and stockholders’ equity	$378,600	$381,217

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue(1)	$165,440	$125,079	$448,615	$347,825
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	62,739	50,707	176,801	141,484
Sales and marketing(2)	29,701	25,644	86,101	77,558
Research and product development(2)	41,592	28,959	116,517	79,966
General and administrative(2)	23,907	19,347	74,417	76,258
Depreciation and amortization	7,568	8,241	22,055	24,977
Total costs and operating expenses	165,507	132,898	475,891	400,243
Loss from operations	(67)	(7,819)	(27,276)	(52,418)
Other (loss) income, net	(249)	4,221	(283)	4,256
Interest income, net	1,788	374	4,627	632
Income (loss) before provision for income taxes	1,472	(3,224)	(22,932)	(47,530)
(Benefit from) provision for income taxes	(24,973)	938	4,634	889
Net income (loss)	$26,445	$(4,162)	$(27,566)	$(48,419)
Net income (loss) per common share
Basic	$0.74	$(0.12)	$(0.78)	$(1.39)
Diluted	$0.72	$(0.12)	$(0.78)	$(1.39)
Weighted average common shares outstanding
Basic	35,691	35,043	35,567	34,936
Diluted	36,482	35,043	35,567	34,936

(1) The following table presents our revenue categories:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Core solutions	$39,756	$33,940	$115,440	$97,163
Value Added Services	123,188	88,399	326,108	241,349
Other	2,496	2,740	7,067	9,313
Total revenue	$165,440	$125,079	$448,615	$347,825

(2) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$1,149	$789	$2,905	$1,873
Sales and marketing	2,041	2,023	4,902	5,496
Research and product development	6,064	4,330	15,851	11,160
General and administrative	6,003	3,688	16,274	9,680
Total stock-based compensation expense	$15,257	$10,830	$39,932	$28,209

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash from operating activities
Net income (loss)	$26,445	$(4,162)	$(27,566)	$(48,419)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,980	7,658	20,115	23,295
Amortization of operating lease right-of-use assets	509	689	1,618	2,498
Gain on lease modification	—	—	(4,281)	—
Impairment, net	—	—	—	19,792
Deferred income taxes	(5)	158	4	(1,392)
Stock-based compensation, including as amortized	15,845	11,413	41,872	29,891
Gain on sale of business	—	(4,156)	—	(4,156)
Other	(801)	(92)	(1,518)	(86)
Changes in operating assets and liabilities:
Accounts receivable	(327)	345	(3,857)	(2,579)
Prepaid expenses and other current assets	1,666	(507)	(763)	(3,159)
Other assets	(312)	(321)	51	(1,629)
Accounts payable	(496)	214	(1,485)	231
Accrued employee expenses	10,534	2,395	7,815	(822)
Accrued expenses	2,237	809	4,407	3,991
Taxes payable	(28,112)	(188)	(2,960)	(136)
Operating lease liabilities	1,558	(437)	(3,080)	(1,748)
Other liabilities	1,036	2,185	(1,272)	3,712
Net cash provided by operating activities	36,757	16,003	29,100	19,284
Cash from investing activities
Purchases of available-for-sale investments	(35,322)	(25,494)	(108,919)	(70,394)
Proceeds from sales of available-for-sale investments	—	—	1,013	—
Proceeds from maturities of available-for-sale investments	44,635	33,100	94,252	76,598
Purchases of property and equipment	(3,761)	(844)	(5,932)	(5,943)
Capitalization of software development costs	(1,243)	(3,275)	(3,394)	(10,468)
Proceeds from sale of business, net of cash divested	—	5,124	—	5,124
Proceeds from sale of equity-method investment	—	—	629	—
Net cash provided by (used in) investing activities	4,309	8,611	(22,351)	(5,083)
Cash from financing activities
Proceeds from stock option exercises	683	1,976	2,185	2,579
Tax withholding for net share settlement	(6,510)	(1,984)	(19,766)	(7,581)
Net cash used in financing activities	(5,827)	(8)	(17,581)	(5,002)
Net increase (decrease) in cash and cash equivalents and restricted cash	35,239	24,606	(10,832)	9,199
Cash, cash equivalents and restricted cash
Beginning of period	24,948	42,876	71,019	58,283
End of period	$60,187	$67,482	$60,187	$67,482

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$62,739	$50,707	$176,801	$141,484
Less: Stock-based compensation expense	1,149	789	2,905	1,873
Less: Workforce reduction costs	2,135	—	2,135	—
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$59,455	$49,918	$171,761	$139,611
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	38%	41%	39%	41%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	36%	40%	38%	40%

GAAP sales and marketing	$29,701	$25,644	$86,101	$77,558
Less: Stock-based compensation expense	2,041	2,023	4,902	5,496
Less: Workforce reduction costs	3,401	—	3,401	—
Non-GAAP sales and marketing	$24,259	$23,621	$77,798	$72,062
GAAP sales and marketing as a percentage of revenue	18%	21%	19%	22%
Non-GAAP sales and marketing as a percentage of revenue	15%	19%	17%	21%

GAAP research and product development	$41,592	$28,959	$116,517	$79,966
Less: Stock-based compensation expense	6,064	4,330	15,851	11,160
Less: Workforce reduction costs	2,635	—	2,635	—
Non-GAAP research and product development	$32,893	$24,629	$98,031	$68,806
GAAP research and product development as a percentage of revenue	25%	23%	26%	23%
Non-GAAP research and product development as a percentage of revenue	20%	20%	22%	20%

GAAP general and administrative	$23,907	$19,347	$74,417	$76,258
Less: Stock-based compensation expense	6,003	3,688	16,274	9,680
Less: Impairment, net	—	—	—	19,792
Less: Gain on lease modification	—	—	(4,281)	—
Less: CEO separation costs, net	—	—	11,520	—
Less: Workforce reduction costs	2,106	—	2,106	—
Non-GAAP general and administrative	$15,798	$15,659	$48,798	$46,786
GAAP general and administrative as a percentage of revenue	14%	15%	17%	22%
Non-GAAP general and administrative as a percentage of revenue	10%	13%	11%	13%

GAAP depreciation and amortization	$7,568	$8,241	$22,055	$24,977
Less: Amortization of stock-based compensation capitalized in software development costs	589	584	1,857	1,682
Less: Amortization of purchased intangibles	617	1,093	1,940	3,396
Non-GAAP depreciation and amortization	$6,362	$6,564	$18,258	$19,899
GAAP depreciation and amortization as a percentage of revenue	5%	7%	5%	7%
Non-GAAP depreciation and amortization as a percentage of revenue	4%	5%	4%	6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income (loss) from operations:
GAAP loss from operations	$(67)	$(7,819)	$(27,276)	$(52,418)
Less: Stock-based compensation expense	15,257	10,830	39,932	28,209
Less: Amortization of stock-based compensation capitalized in software development costs	589	584	1,857	1,682
Less: Amortization of purchased intangibles	617	1,093	1,940	3,396
Less: Impairment, net	—	—	—	19,792
Less: Gain on lease modification	—	—	(4,281)	—
Less: CEO separation costs, net	—	—	11,520	—
Less: Workforce reduction costs	10,278	—	10,278	—
Non-GAAP income from operations	$26,674	$4,688	$33,970	$661

Operating margin:
GAAP operating margin	—%	(6.3)%	(6.1)%	(15.1)%
Stock-based compensation expense as a percentage of revenue	9.2	8.7	8.9	8.1
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.4	0.5	0.4	0.5
Amortization of purchased intangibles as a percentage of revenue	0.4	0.9	0.4	1.0
Impairment, net as a percentage of revenue	—	—	—	5.7
Gain on lease modification as a percentage of revenue	—	—	(1.0)	—
CEO separation costs, net as a percentage of revenue	—	—	2.6	—
Less: Workforce reduction costs	6.1	—	2.4	—
Non-GAAP operating margin	16.1%	3.7%	7.6%	0.2%

Net income (loss):
GAAP net income (loss)	$26,445	$(4,162)	$(27,566)	$(48,419)
Less: Stock-based compensation expense	15,257	10,830	39,932	28,209
Less: Amortization of stock-based compensation capitalized in software development costs	589	584	1,857	1,682
Less: Amortization of purchased intangibles	617	1,093	1,940	3,396
Less: Impairment, net	—	—	—	19,792
Less: Gain on lease modification	—	—	(4,281)	—
Less: CEO separation costs, net	—	—	11,520	—
Less: Workforce reduction costs	10,278	—	10,278	—
Less: Gain on sale of business	—	(4,156)	—	(4,156)
Less: Income tax effect of adjustments	31,642	234	3,859	(724)
Non-GAAP net income	$21,544	$3,955	$29,821	$1,228

Net income (loss) per share, basic:
GAAP net income (loss) per share, basic	$0.74	$(0.12)	$(0.78)	$(1.39)
Non-GAAP adjustments to net income (loss)	(0.14)	0.23	1.62	1.42
Non-GAAP net income per share, basic	$0.60	$0.11	$0.84	$0.03

Net income (loss) income per share, diluted:
GAAP net income (loss) per share, diluted	$0.72	$(0.12)	$(0.78)	$(1.39)
Non-GAAP adjustments to net income (loss)	(0.13)	0.23	1.60	1.39
Non-GAAP net income per share, diluted	$0.59	$0.11	$0.82	$—

Weighted-average shares used in GAAP per share calculation
Basic	35,691	35,043	35,567	34,936
Diluted	36,482	35,043	35,567	34,936

Weighted-average shares used in non-GAAP per share calculation
Basic	35,691	35,043	35,567	34,936
Diluted	36,482	35,710	36,345	35,695

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Free cash flow:
GAAP net cash provided by operating activities	$36,757	$16,003	$29,100	$19,284
Purchases of property and equipment	(3,761)	(844)	(5,932)	(5,943)
Capitalized software development costs	(1,243)	(3,275)	(3,394)	(10,468)
CEO separation costs payment	—	—	14,926	—
Partial lease termination payment	—	—	2,851	—
Severance payments for workforce reduction	1,801	—	1,801	—
Non-GAAP free cash flow	$33,554	$11,884	$39,352	$2,873

Free cash flow margin:
GAAP net cash provided by operating activities as a percentage of revenue	22.2%	12.8%	6.5%	5.5%
Purchases of property and equipment as a percentage of revenue	(2.3)	(0.7)	(1.3)	(1.7)
Capitalized software development costs as a percentage of revenue	(0.8)	(2.6)	(0.8)	(3.0)
CEO separation costs payment	—	—	3.4	—
Partial lease termination payment	—	—	0.6	—
Severance payments for workforce reduction	1.2	—	0.4	—
Non-GAAP free cash flow margin	20.3%	9.5%	8.8%	0.8%

Statement Regarding the Use of Non-GAAP Financial Measures

We disclose the following non-GAAP financial measures in this press release: non-GAAP income (loss) from operations, non-GAAP operating expenses (cost of revenue (exclusive of depreciation and amortization), sales and marketing, research and product development, general and administrative, and depreciation and amortization), non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow.

•Non-GAAP presentation of income (loss) from operations, operating expenses, net income (loss), and net income (loss) per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, impairment, CEO separation costs, net, gain on lease modification, workforce reduction costs and the related income tax effect of these adjustments, as applicable and described below.

•Free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property and equipment, capitalization of software development costs, payments for separation costs, lease termination payments and severance payments for workforce reduction. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations, because we review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses, which include costs related to our workforce reduction, vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Impairment. We believe that impairment charges do not reflect future operating expenses, and are generally unrelated to financial and operational performance in any particular period.

•CEO separation costs, net. We incurred one-time separation costs associated with our former Chief Executive Officer's Transition and Separation Agreement, dated March 1, 2023 ("Separation Agreement"). We have excluded these costs, as we do not consider such amounts to be part of the ongoing operation of our business.

•Gain on lease modification. In January 2023 and June 2023 we amended our San Diego lease. We have excluded any gain related to the remeasurement of the lease liability, as we do not consider such amounts to be part of the ongoing operation of our business.

•Workforce reduction costs. We incurred one-time severance and related personnel costs associated with our workforce reduction in the third quarter of 2023. We have excluded these costs as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 25%, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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